Exhibit 23.1
Consent of Independent Registered Public Accounting

Firm
We consent to the incorporation by reference

in this Registration Statement on Form S-3 of our report
dated March 27, 2023, relating to the consolidated financial statements of Vaxxinity,

Inc., which appears
in Vaxxinity,

Inc.’s Annual Report on Form 10-K for the

year ended December 31, 2022. We also consent
to the reference to us under the heading "Experts" in this

Registration Statement.
/s/ Armanino LLP
Armanino LLP
San Ramon, California
August 9, 2023